UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 20, 2008 (March 17, 2008)
Date of Report (Date of earliest event reported)
GOODRICH PETROLEUM CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

808 Travis Street, Suite 1320
Houston, Texas 77002
(Address of principal executive offices)

(713) 780-9494
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
     On March 17, 2008, the Audit Committee of the Board of Directors of Goodrich Petroleum Corporation (the “Company”) approved the appointment of Ernst & Young LLP as our independent registered public accounting firm (“auditors”) for the fiscal year ending December 31, 2008 and approved the dismissal of KPMG LLP (“KPMG”) as our auditors. The Company notified KPMG of its dismissal on March 18, 2008.
     KPMG’s reports on our consolidated financial statements as of December 31, 2007 and 2006 and for the years then ended did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that KPMG’s audit reports dated March 14, 2007 and March 13, 2008 each included an explanatory sentence relating to the change in method of accounting for share based payments effective January 1, 2006. KPMG’s audit report on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. KPMG’s audit report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.
     In connection with the audits of our financial statements for each of the two most recent fiscal years ended December 31, 2007 and 2006 and through the date hereof, there were no disagreements between the Company and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the matter in its reports. During the two most recent years and through the date hereof, there have been no “reportable events” as defined in Regulation S-K, Item 304(a)(1)(v), except as follows:
     As reported in Item 4 of the Company’s Report on Form 10-Q for the three months ended March 31, 2006, the Company determined that its disclosure controls and procedures were not effective as of March 31, 2006 as a result of a material weakness identified in the Company’s internal control over financial reporting with respect to recording the fair value of all outstanding derivatives.
     In order to remediate the material weakness, the Company implemented changes in its internal control over financial reporting during the quarter ended June 30, 2006. Management believes that these additional changes have enhanced the Company’s internal control over financial reporting relating to the determination and review of fair value calculations on outstanding derivatives. Management also believes that, as a result of these measures, the material weakness was remediated and that the Company’s internal control over financial reporting was effective as of June 30, 2006, and for all subsequent reporting periods since that date. As noted above, KPMG’s audit reports on the effectiveness of internal control over financial reporting as of December 31, 2006 and December 31, 2007 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     A copy of KPMG’s letter addressed to the Securities and Exchange Commission, as required under Item 304(a)(3) of Regulation S-K, dated March 20, 2008, is filed as Exhibit 16.1 to this current report on Form 8-K.
     In deciding to select Ernst & Young LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Ernst & Young LLP and concluded that Ernst & Young LLP has no commercial relationship with the Company that would impair its independence. During our two most recent fiscal years ended December 31, 2007 and 2006 and through the date hereof, we did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

16.1	Letter dated March 20, 2008 to the Securities and Exchange Commission from KPMG LLP.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION (Registrant)
/s/ David R. Looney
David R. Looney
Executive Vice President & Chief Financial Officer

Dated: March 20, 2008

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter dated March 20, 2008 to the Securities and Exchange Commission from KPMG LLP.